UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2016

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2016, PhotoMedex, Inc. (the “Company”) (Nasdaq and TASE: PHMD) and its subsidiaries Radiancy, Inc., a Delaware corporation (“Radiancy US”), PhotoTherapeutics Ltd., a private limited company incorporated under the laws of England and Wales (“PHMD UK”), and Radiancy (Israel) Limited, an Israel corporation (“Radiancy Israel” and, together with the Company, Radiancy, and PHMD UK, “PHMD”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ICTV Brands, Inc., a Nevada corporation (“ICTV Parent”), and its subsidiary ICTV Holdings, Inc. a Nevada corporation (the “Purchaser” and together with together with ICTV Parent, “ICTV”) pursuant to which ICTV will acquire PHMD’s consumer products division, including its no!no!® hair and skin products and the Kyrobak™ back pain management products (all such consumer products, the “Consumer Products”) and the shares of capital stock of Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong (the “Hong Kong Foreign Subsidiary”), and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil (the “Brazilian Foreign Subsidiary” and together with the Hong Kong Foreign Subsidiary, the “Foreign Subsidiaries”) (collectively, the “Transferred Business”) from PHMD, for a total purchase price of $9.5 million (the “Purchase Price”).  The closing (“Closing”) is anticipated to occur no later than 120 days from the date of the Agreement, or by February 1, 2017 (the date of Closing, the “Closing Date”).

Payment of Purchase Price

The Purchase Price will be paid as follows:

  ICTV placed Three Million Dollars ($3,000,000) in immediately available funds in an escrow account in ICTV’s counsel’s IOLTA Trust Account to be held by ICTV’s counsel as escrow agent under an escrow agreement among PHMD, ICTV and certain investors in ICTV Parent’s securities (the “Escrow Agreement”). These funds will be paid to PHMD on the Closing Date of this transaction.

  On or before the ninetieth (90th) day following the Closing Date of this transaction, ICTV will pay PHMD Two Million Dollars ($2,000,000) in immediately available funds.

  The remaining Four Million Five Hundred Thousand Dollars ($4,500,000) will be paid by ICTV to PHMD under a continuing royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by ICTV or its Affiliates from sales of the Consumer Products commencing with net cash actually received by the Purchaser or its Affiliates from and after the Closing Date of this transaction and continuing until the total royalty paid to PHMD reaches that amount. Royalty payments will be made on a monthly basis in arrears within thirty days of each month end. PHMD will receive thirty five percent (35%) of net cash actually received by ICTV through Consumer Products sold through live television promotions less certain deductions and six percent (6%) of all other sales of Consumer Products.

Acquisition of Foreign Subsidiaries

As part of this Transaction, ICTV will also acquire from PHMD all of the shares of capital stock of the Foreign Subsidiaries.

Shareholder Vote

The sale of the Transferred Business will result in the disposition of substantially all of PHMD’s assets, requiring shareholder approval of the transaction. The Company will prepare and file the appropriate documents to obtain such approval from its shareholders by October 19, 2016.

Additional Terms

The Asset Purchase Agreement provides that ICTV will make offers of employment to certain employees of the Transferred Business and that PHMD will not solicit such employees (or any other employees of ICTV) for employment or other services for a period of five years and that PHMD will not compete with ICTV with respect to the Transferred Business for a period of five years.  It also contains customary representations, warranties and covenants by the Company, each of its subsidiaries and ICTV, as well customary indemnification provisions  among the parties.

Closing Conditions; Termination

The Closing is subject to customary closing conditions, including, without limitation, the accuracy of all representations and warranties of PHMD and ICTV, the performance of all covenants of PHMD and ICTV, the receipt of all authorizations, consents and approvals of all governmental authorities or agencies or any required consents of third parties, delivery of all documents required for the transfer of the acquired assets, including all intellectual property assignments and lease assignments and the requisite approvals of the shareholders of the Company and ICTV Parent.

The Asset Purchase Agreement may be terminated by mutual written consent of the parties, by PHMD or ICTV if there has been a material misrepresentation or a breach of any covenant or agreement contained in the Asset Purchase Agreement by the other party if such material misrepresentation or breach has not been promptly cured after at least fourteen (14) day’s written notice by the non-offending party, or by PHMD or ICTV if the other party has not met the conditions to closing contained in the Asset Purchase Agreement by February 1, 2017.

Ancillary Agreements

In connection with the sale of the Transferred Business, on October 4, 2016, the parties entered into an Escrow Agreement and a Transition Services Agreement.

Under the Escrow Agreement, ICTV deposited $3,000,000 of the Purchase Price  into an escrow account which will be released to PHMD upon closing.

Under the Transition Services Agreement, PHMD will continue to provide certain accounting, benefit, payroll, regulatory, IT support and other services to ICTV for periods ranging from approximately three to up to nine months following the Closing. During those periods, ICTV will arrange to transition the services it receives to its own personnel.  In consideration for such services, ICTV will pay to PHMD the documented costs and expenses incurred by PHMD in connection with the provision of those services and the documented lease costs including monthly rental and any utility charges incurred under the applicable leases and will reimburse PHMD for the documented costs and expenses incurred for the continued storage of inventory and raw materials at warehouse locations, and for services for fulfilling and shipping orders for such inventory and the payroll, employment-related taxes, benefit costs and out of pocket expenses paid to or on behalf of employees. ICTV shall also have the right to continue occupying certain portions of the Orangeburg, New York facility of PHMD’s Radiancy, Inc. subsidiary for a period of time.

The foregoing description of the Asset Purchase Agreement, the Escrow Agreement and the Transition Services Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copies of the Asset Purchase Agreement, the Escrow Agreement, and the Transition Services Agreement, which are incorporated by reference as exhibits to this Form 8-K.

Item 8.01.    Other Events

On October 3, 2016, the Company and its subsidiary Radiancy, Inc. entered into a General Release (the “Release”) with Viatek Consumer Products Group, Inc. (“Viatek”), under which all parties to the Release agreed to settle the ongoing litigation between the companies.

Radiancy had begun legal action against Viatek in 2013 over Viatek’s Pearl and Samba hair removal products which Radiancy believed infringed the intellectual property covering Radiancy’s no!no! hair removal devices. An initial suit was filed in the United States Federal Court, Southern District of New York and includes claims against Viatek for patent infringement, trademark and trade dress infringement, and false and misleading advertising. A second suit against Viatek was filed in Canada alleging trademark and trade dress infringement and false and misleading advertising. Viatek’s response contained a variety of counterclaims and affirmative defenses against both Radiancy and its parent company PhotoMedex, including, among other counts, claims regarding the invalidity of Radiancy’s patents and antitrust allegations regarding Radiancy’s conduct.

Under the Release, the parties agree to release and discharge each other from any actions, claims, liabilities, causes of action, suits and other rights of action that the parties may have had in the past, currently, or in the future, concerning the suit filed in the United States, the suit filed in Canada, and a non-binding Letter of Intent from Viatek dated August 5, 2016, under which the parties had briefly explored the acquisition by Viatek of certain assets of the Company and Radiancy as a settlement method. Viatek will pay the Company and Radiancy the sum of Ten Dollars ($10) in exchange for the execution of the Release.

The parties have agreed to file, and request that the respective Courts execute, an Order of Dismissal with Prejudice, or a similar pleading, of all claims in the suits within three (3) business days of the execution of the Release. Radiancy agreed to pay the court costs, if any, involved in the filing of these Orders; the parties also agreed not to seek discretionary costs or other costs in the litigation from each other.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits
2.1	Asset Purchase Agreement, dated October 4, 2016
10.1	Transition Services Agreement, dated October 4, 2016
10.2	Escrow Agreement, dated October 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: October 5, 2016	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer